Exhibit (c)(8)

















                                 LOAN AGREEMENT

                                 U.S.$20,000,000







                             SCOR U.S. CORPORATION

                                    Borrower






                                   SCOR S.A.

                                     Lender





                                October 2, 1995

     This Loan AGREEMENT, dated October 2, 1995, between SCOR U.S. Corporation, a Delaware Corporation, with its principal office at 2 World Trade Center, New York, NY, (the "Borrower"), and SCOR S.A. a company incorporated in France with its head office in PUTEAUX - Hauts de Seine - France, Avenue du President Wilson, (the "Lender"), sets forth the binding Agreement of the parties.


SECTION 1. INTERPRETATIONS AND DEFINITIONS
           -------------------------------

1.01 Definitions
     -----------

     The following terms, as used herein, shall have the following respective meanings:

     "Borrower" means Scor U.S. Corporation.

     "Business Day" means any day, except a Saturday or Sunday or other day on which commercial banks in New York City are not open.

     "Control" (including, with its correlative meanings, "controlled by" and "under common control with") means, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of the management or policies of such Person.

     "Debt" means at any date, without duplication, (i) all obligations for borrowed money, including, without limitation, reimbursement obligations related to letters of credit, and (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would unless cured or waived become an Event of Default.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Interest Period" means the period commencing on the date of this Agreement and ending 3 months thereafter, with a new Interest Period commencing at the end of each such 3 month period and each succeeding 3 month period thereafter until the principal is repaid.

     "Lender" means Scor S.A.

     "Loan" shall mean the aggregate principal amount advanced by the Lender as a loan to the Borrower hereunder or, where the context so requires, the amount thereof then outstanding.

     "London Interbank Offered Rate" has the meaning set forth in Section 2.04 hereof.

     "Note" means the promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loan.
                                         2

    "Notice" shall mean notice delivered by a party to this Agreement to the other party hereto in the manner provided in Section 7.06.

    "Original Period" means the period commencing October 2, 1995 and ending October 2, 1996.

    "Renewal Period" means the one (1) year period commencing October 2nd 1996 and ending October 2, 1997.

    "Repayment Date" shall mean October 2, 1996 or October 2, 1997.

    "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.


SECTION 2. THE LOAN
           --------

2.01  Agreement to Lend
      -----------------

    The Lender hereby agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower and Borrower hereby agrees to borrow, the principal sum of $20,000,000 ( the "Loan").

2.02  Method of Borrowing
      -------------------

    On the date of this Agreement the Lender will make the proceeds of the Loan available to the Borrower by depositing the proceeds of such Loan in the account of the Borrower, at the Bank designated by the Borrower as of the date hereof by the time requested by the Borrower; provided, however,
                                                       --------
that such time is not earlier than 2:00 p.m. (New York City time).

2.03  The Note
      --------

    The Loan shall be evidenced by a single Note in the form of Exhibit A hereto, payable to the order of the Lender. Such Note shall be dated as of the date hereof.

2.04  Interest
      --------

    The Loan shall bear interest on the outstanding principal amount for each day from the date the Loan is made to the date on which it is repaid in full. Interest for the Loan during the applicable Interest Period shall be at a rate equal to the sum of the Margin plus the applicable three (3) month London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof; provided, however, if not less than two (2) days prior to the end of such Interest Period, Borrower has given Lender notice of its intent to include such interest in the outstanding principal balance of the Loan, then any interest on the Loan shall be added to the outstanding principal balance and shall bear interest at the applicable rate of interest.

    The "Margin" means 2/10 of 1%.

    The "London Interbank Offered Rate" applicable to any Interest Period means the rate at which 3 month deposits in Dollars are offered in the London Interbank market based on quotations at five major banks at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

2.05 Repayment of the Loan
     ---------------------

    The Borrower shall repay the Loan (together with accrued interest thereon) on the Repayment Date.

2.06 Optional Prepayments
     ---------------------

    The Borrower may, at the end of an Interest Period and upon at least thirty (30) day's notice to the Lender, prepay the Loan without premium or penalty in whole or in part in amounts aggregating $1,000,000 or any multiple thereof by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment.

2.07 Loan Termination and Renewal
     ----------------------------

    The term of the Loan shall be a period of one (1) year commencing October 2, 1995 and ending October 2, 1996, subject to renewal for an additional term of one (1) year upon not less than sixty (60) days written notice prior to the expiration of the Original Period from Borrower to Lender of its intention to renew the Loan. In the event such notice is not given the Loan shall terminate.

    Upon termination of the Loan Borrower shall repay the Loan in accordance with Sections 2.05 and 2.08 hereof

2.08 General Provisions as to Payments
     ---------------------------------

    Except as permitted by Section 2.06 hereof payment of principal of, and interest on, the Loan shall be due on the Repayment Date.

    The Borrower shall make payments of principal of, and interest on, the Loan not later than 11:00 a.m. (New York City time) on the date when due by depositing the funds in the account of Lender at the New York City branch of a bank designated by Lender. Whenever any payment of principal of, or interest on, the Loan shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be advanced to the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time.

SECTION 3. CONDITIONS
           --------

3.01  Initial Loan.
      -------------

    The obligation of the Lender to make the Loan hereunder shall be subject to the satisfation by the Borrower of the following conditions:

    (a)    receipt by the Lender of counterparts hereof signed by the Borrower:

    (b) receipt by the Lender of a duly executed Note dated on or before the date of the initial Loan complying with the provisions of Section 2.03 hereof.

SECTION 4. PURPOSES OF LOAN
           ----------------

4.01 Use of Proceeds
     ---------------

    The Borrower will not use the Loan proceeds for any purposes other than repayment of its Debt to Banque Worms under an agreement dated October 4, 1990.

SECTION 5. EVENTS OF DEFAULT
           -----------------

5.01 Events of Default
     -----------------

    Each of the following events and occurrences shall constitute an Event of Default under this Agreement:

    (a)   Payment Default. The Borrower fails for any reason whatsoever to
          -----------------
make payment of any amount under this Agreement on the date on which such amount is due and payable whether by the terms hereof or by acceleration and continuance of such failure for five business days. Acceptance of partial payment shall not constitute a waiver of the failure to make payment in full.

    (b)   Representation Default. If any one or more of the following events
          -----------------------
("Events of Default") shall have occurred and be continuing:

          (i) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement other than that covered by Section 5.01(a) for 30 days after written notice thereof has been given to the Borrower by the Lender; or

          (ii) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (iii) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect.

SECTION 6.CONSEQUENCES OF DEFAULT
           -----------------------

6.01  Consequences of Default
      -----------------------

      If an Event of Default shall occur and be continuing beyond any grace period permitted therefor, the Lender may, by Notice to the Borrower, declare the outstanding amount of the Commitment together with accrued interest and other sums payable hereunder to be immediately due and payable without presentment, demand or notice of any kind other than the Notice specifically required by this Section, all other notice being expressly waived by the Borrower. If an Event of Default shall occur, such default may be waived by Notice from the Lender.

SECTION 7.LOAN ADMINISTRATION
           -------------------

7.01 Term of Agreement
     ------------------

      The term of this Agreement shall commence on October 2, 1995 and shall end upon payment in full of all principal, interest and other sums payable by the Borrower in respect of this Agreement, but in no event later than October 2, 1997.


SECTION 7.MISCELLANEOUS
           -------------

7.01 Legal Action and Governmental and Corporate Approvals
     -----------------------------------------------------

      Borrower and Lender each represent and warrant that they have taken all necessary legal and corporate action to authorize the execution and delivery of this Agreement, and there are no governmental approvals required on the part of either in connection therewith or for the performance by the Borrower or Lender of its obligations under this Agreement. This Agreement constitutes a valid and binding agreement of the parties.

7.02 Entire Agreement and Amendment
     ------------------------------

      This Agreement, together with the Note of even date constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior expressions of intent or understanding with respect to this transaction. This Agreement may be amended, or the benefit of any provisions hereof may be waived, only by an instrument in writing executed by both parties hereto.

    7.03 Cumulative Rights and Waiver
         ----------------------------

         The failure or delay of the Lender to require performance by the Borrower or to enforce its rights under any provision of this Agreement shall not affect its right to require performance and to enforce its rights with respect to such provision unless and until such performance has been waived in writing by the Lender. Any waiver of an Event of Default shall be effective only in accordance with its terms and may be restricted or conditioned in any way. No waiver of any Event of Default shall constitute a waiver of continuance or reoccurrence of such Event of Default or of any other Event of Default except as provided in such waiver. The rights granted to the Lender hereunder or under any other document or instrument delivered hereunder and any rights available to it at law or in equity shall be cumulative and may be exercised in part or in whole from time to time.

    7.04 Assignment
         ----------

         This Agreement and the Note shall be binding upon and shall be enforceable by the Borrower and the Lender and their respective successors, except that neither party has any right to assign or transfer its rights or obligations hereunder.

    7.05 Governing Law
         -------------

         This Agreement shall be governed by and interpreted in accordance with the Laws of the Republic of France.

         The Borrower irrevocably submits to the non-exclusive jurisdiction of the Tribunal de Commerce of Nanterre (Hauts de Seine) over any suit, action or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and waives, to the fullest extent it may effectively do so under applicable law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action, proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any such suit, action or proceeding may be enforced in the above courts and any other court of the jurisdiction of which the Borrower is or may be subject by a suit upon such judgment, provided that service of process is effected on the Borrower in the manner specified below or as otherwise permitted by law.

         The Borrower consents to process being served in any suit, action or proceeding of the nature referred to above by the mailing of a copy thereof by registered or certified airmail postage prepaid, return receipt requested, to its address, set forth in Section 7.06, or to any other address of which the Borrower shall have given written notice to the Lender. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law, or limit the right of the Lender to bring proceedings against the Borrower in the court of any other jurisdiction.


7.06  Notices
      -------

    (a) Any Notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered,(ii) transmitted by postage prepaid mail (airmail if international), or (iii) transmitted by telex or telefax to the parties as follows, as elected by the party giving such
Notice:

To the Borrower:

SCOR U.S. Corporation
2 World Trade Center
New York, New York 10045
Attn: Treasurer

To the Lender:

SCOR S.A. - Immeuble SCOR
One Avenue du President Wilson
Cedex 39
92074 Paris La Defense 8, France
Attn: Francois Reach

    (b) All Notices and other communications shall be effective on (i) the date of receipt if delivered personally, (ii) the date of receipt if transmitted by telex or telefax, whichever shall first occur. Any party may change its address for purposes hereof by Notice to the other party.

7.07 Headings
     --------

    The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized signatories in New York on the date first written above.



BORROWER:                            SCOR U.S. CORPORATION



                               By:    /s/ Jeffrey D. Cropsey
                                     -------------------------------------------
                                     Name: Jeffrey D. Cropsey
                                     Title:Senior V.P. & Chief Financial Officer


LENDER:                              SCOR S.A.



                               By:    /s/ Francois Reach
                                     -------------------------------------------
                                     Name:  Francois Reach
                                     Title: Deputy General Manager

                                                                       Exhibit A


                                    NOTE



U.S. $20,000,000                                              October 2, 1995
                                                              New York, New York

    FOR VALUE RECEIVED, SCOR U.S. CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of SCOR S.A. (the "Lender"), the unpaid principal amount of the Loan made by the Lender to the Borrower pursuant to the Loan Agreement referred to below on the Repayment Date. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Loan Agreement.

     All such payments of principal and interest shall be made in lawful money of the United States of America in Federal or other immediately available funds at One Avenue du President Wilson, Cedex 39, 92074 Paris La Defense 8, France or such other place as may be designated in writing from time to time by Lender.

    This note is the Note referred to in the Loan Agreement dated as of October 2, 1995, between the Borrower and the Lender (as the same may be amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.



                                   SCOR U.S. CORPORATION


                                   By: /s/ Jeffrey D. Cropsey
                                      ------------------------------------------
                                   Title:Senior V.P. and Chief Financial Officer